UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2021

Patriot National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation)	000-29599 (Commission File Number)	06-1559137 (IRS Employer Identification No.)

900 Bedford Street, Stamford, CT (Address of principal executive offices)		06901 (Zip Code)

Registrant’s telephone number, including area code (203) 252-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 14, 2021, Patriot National Bancorp, Inc., a Connecticut corporation (“PNBK”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Next Special, Inc., a Delaware corporation and wholly owned subsidiary of PNBK (“Merger Sub”), and American Challenger Development Corp., a Delaware corporation (“American Challenger”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into American Challenger (the “Merger”), with American Challenger continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of PNBK. Capitalized terms contained herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

Pursuant to the Merger Agreement and subject to the approval of PNBK’s shareholders, on or prior to the closing date of the Merger, PNBK will convert from a corporation incorporated under the laws of the State of Connecticut to a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and each share of PNBK common stock, par value $0.01 per share that is issued and outstanding immediately prior to the Domestication shall become one share of common stock, par value $0.01 per share, of Delaware-incorporated PNBK and an interim certificate of incorporation will be filed with the Delaware Secretary of State. All references herein to PNBK and its capital stock prior to the Domestication refer to PNBK as a Connecticut corporation and all references to PNBK and its capital stock following the Domestication refer to PNBK as a Delaware corporation. Following the Domestication, at the effective time of the Merger (the “Effective Time”), each share of Class A Common Stock, par value $0.001 per share, and Class B Common Stock, par value $0.001 per share, of American Challenger issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive, without interest, 4,092 shares of the voting common stock, par value $0.01 per share, of PNBK (the “PNBK Voting Common Stock”) (the consideration described herein, the “Common Stock Merger Consideration”). Further, as of the Effective Time, each share of the Series A Cumulative Preferred Stock, par value $0.001 per share (the “American Challenger Preferred Stock”), of American Challenger issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive cash in an amount equal to (i) $75,413.22 per share plus (ii) any accrued and unpaid dividends on the American Challenger Preferred Stock, whether or not declared, as of immediately prior to the Effective Time (the “Preferred Stock Merger Consideration”), provided, however, that PNBK will pay the Preferred Stock Merger Consideration with cash proceeds received in the Capital Raise (as defined below).

The Merger Agreement contains customary representations and warranties from PNBK, Merger Sub and American Challenger, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of PNBK’s and American Challenger’s respective businesses during the interim period between the execution of the Merger Agreement and the Effective Time and, in the case of PNBK, its obligation to file a proxy statement and hold a shareholders meeting to approve, among other matters: (i) the issuance of PNBK Voting Common Stock to be issued as Common Stock Merger Consideration under the Merger Agreement and to be issued under Investment Agreements (as defined below), (ii) the amendment and restatement of PNBK’s certificate of incorporation, (iii) the Domestication; (iv) the election of directors to serve on the board of directors of PNBK at the Effective Time of the Merger; and (v) the adoption of the new stock incentive plan of PNBK to be effective at the Effective Time of the Merger (collectively, (i) through (v), “PNBK Shareholder Proposals”). In addition, the Merger Agreement contains PNBK’s obligation, subject to certain exceptions, to recommend that its shareholders approve the PNBK Shareholder Proposals.

The completion of the Merger is subject to the following mutual conditions: (i) the approval of the Merger Agreement by the stockholders of American Challenger and the approval of the PNBK Shareholder Proposals by the shareholders of PNBK; (ii) the closing of the Capital Raise occurring substantially concurrently with the closing of the Merger; (iii) the absence of any order, injunction or decree preventing the completion of the Merger or making the consummation of the Merger illegal; (iv) the receipt or waiver of the required regulatory approvals, including the approval of the Office of the Comptroller of the Currency (the “OCC”), the Board of Governors of the Federal Reserve System, and the Connecticut Department of Banking, as well as the Federal Trade Commission and the Department of Justice under the HSR Act; (v) the authorization of the shares of PNBK Voting Common Stock issuable pursuant to the Merger Agreement for listing on The NASDAQ Stock Market LLC (“NASDAQ”) and the NASDAQ approval of the listing of PNBK common stock under NASDAQ Rule 5110(a), to the extent required.

Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) the execution of certain related transaction documents to be entered into upon the Closing of the Merger. In addition, American Challenger’s obligation to complete the Merger is subject to its receipt of an opinion from its counsel to the effect that the Merger taken together with the equity securities to be raised by PNBK in the Capital Raise will qualify as an “exchange” described in Section 351 of the Internal Revenue Code of 1986, as amended, provided that the Capital Raise is consummated as described below, and PNBK’s obligation to complete the Merger is subject to its acceptance of the terms and conditions of the Other Investment Agreements (as defined below), including the terms of the securities to be offered and sold pursuant thereto.

The Merger Agreement provides certain termination rights for both PNBK and American Challenger and further provides that a termination fee of $4.75 million will be payable by PNBK to American Challenger upon termination of the Merger Agreement under certain circumstances. The Merger Agreement was approved by the boards of PNBK, Merger Sub and American Challenger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Investment Agreements

Concurrently with the execution of the Merger Agreement, PNBK entered into separate definitive agreements (the “Initial Investment Agreements”) with (i) Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. and Oaktree Opportunities Fund XI Holdings (Delaware), L.P. (collectively, the “OT Investors”), (ii) AG Credit Solutions Master Fund II A, L.P., AG Credit Solutions Non ECI Master Fund, L.P., AG Potomac Fund, L.P., AG Capital Solutions SMA One, L.P., AG Cataloochee, L.P., and AG Centre Street Partnership, L.P. (collectively, the “AG Investors”), and (iii) Eagle Strait I LLC and Eagle Strait II LLC (collectively, the “ES Investors” and together with the OT Investors and the AG Investors, the “Initial Investors”) related to a private placement of approximately $540 million of (i) shares of PNBK voting and non-voting common stock (“PNBK Common Stock”), (ii) warrants to purchase shares of non-voting common stock of PNBK, and (iii) shares of preferred stock of Patriot Bank, National Association (“Patriot Bank”), PNBK’s wholly owned national bank subsidiary (“Bank Preferred Stock”). PNBK intends to raise at least an additional $350 million, for a total capital raise of at least $890 million, and intends to negotiate and enter into definitive agreements (the “Other Investment Agreements” and together with the Initial Investment Agreements, the “Investment Agreements”) with additional investors (“Additional Investors,” and together with the Initial Investors, the “Investors”) for the purchase of subordinated debt securities and preferred stock of PNBK in addition to further sales of PNBK Common Stock and warrants to purchase PNBK non-voting common stock (collectively, the “Capital Raise”).

In connection with their investment in PNBK, the OT investors, the AG Investors and the ES Investors will, pursuant to PNBK’s amended and restated certificate of incorporation to be adopted in connection with the Merger and the Capital Raise, each have the right to nominate a director for election to PNBK’s board of directors. In addition, certain Additional Investors may be granted rights to nominate directors for election to PNBK’s board of directors in connection with the Other Investment Agreements (any such nominee, an “Investor Nominee”). Subject to approval by PNBK’s shareholders, each Investor Nominee will join PNBK’s board of directors upon completion of the Merger and the Capital Raise, and shall thereafter be appointed to the board of directors of Patriot Bank.

The Initial Investment Agreements contain various covenants and agreements, including, among others, covenants and agreements that relate to the following: (i) the parties’ obligations with regard to governmental filings required in connection with the investment; (ii) PNBK providing the Initial Investors access to information related to PNBK’s business, properties and personnel; (iii) PNBK’s obligation to file a proxy statement and hold a shareholder meeting to approve, among other items, the amendment and restatement of PNBK’s certificate of incorporation, the issuance of PNBK Common Stock pursuant to the Investment Agreements, the election of the Investor Nominees and the Domestication; (iv) the Initial Investors’ obligation to identify and provide information to PNBK related to their respective Investor Nominee; (v) imposing restrictions on PNBK redeeming or repurchasing certain of its securities; (vi) the Initial Investors’ agreement to avoid taking certain actions and agreement to not disclose confidential information; (vii) imposing transfer restrictions on the Initial Investors, and (ix) providing each Initial Investor with certain information rights.

The Initial Investment Agreements also contain customary representations and warranties of each of the parties. The Initial Investment Agreements further provide that PNBK and the Initial Investors are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach of representations, warranties or covenants contained in the applicable Initial Investment Agreement by the other party.

The closing of the transactions contemplated by the Initial Investment Agreements (the “Closing”) is subject to the satisfaction or waiver of certain conditions. These conditions include, among others, the following:

●

PNBK and Patriot Bank must receive cash proceeds pursuant to the Investment Agreements of not less than $875 million in the aggregate (including up to $70.4 million of book equity of PNBK contributed in the Merger);

●

the OCC must have approved the application of Patriot Bank for a substantial asset change under 12 C.F.R. 5.53 pertaining to the approval of the business plan submitted to the OCC (provided that any changes requested by the OCC to such business plan would not reasonably be expected to have a material adverse effect on PNBK or a material and adverse effect on any Investor or its investment in PNBK);

●	the Merger shall be consummated substantially concurrently with the Closing in accordance with the terms of the Merger Agreement;

●

PNBK’s shareholders must have approved (i) the issuance of the shares of PNBK Common Stock to be issued pursuant to the Investment Agreements, (ii) PNBK’s amended and restated certificate of incorporation, (iii) the Domestication, and (iv) the election of the Investor Nominees contingent upon the closing of the Merger;

●	receipt of all required regulatory approvals which are necessary to consummate the transactions contemplated by the Investment Agreements and the expiration of all statutory waiting periods;

●

the absence of any injunction, order or other legal restraint preventing the completion of the investments or prohibiting, restraining or enjoining the applicable Investors or their affiliates from owning or voting any securities to be purchased pursuant to such Initial Investment Agreement;

●

substantially concurrently with the Closing, PNBK must consummate the acquisition of a commercial loan portfolio and enter into definitive agreements with deposit funding providers in the amounts set forth in the Initial Investment Agreements;

●	PNBK must provide reasonable evidence that that the Bank Preferred Stock has received an investment grade rating;

●

the terms and conditions of the Other Investment Agreements, including the terms of the securities to be offered and sold pursuant thereto and the terms of the subordinated debt securities to be issued by PNBK, shall be acceptable to PNBK in its sole discretion;

●

subject to certain exceptions and materiality standards provided in the Initial Investment Agreements, the accuracy of the representations and warranties of each of the parties to such Initial Investment Agreement; and

●	performance in all material respects by each party of its obligations under such Initial Investment Agreement to be performed by such party at or prior to Closing.

The Initial Investment Agreements also provide that in connection with the Closing, PNBK and each of the Initial Investors will enter into an Investor Rights Agreement at the Closing, which will provide the Initial Investors with customary demand, shelf and piggyback registration rights.

The Initial Investment Agreements will automatically terminate upon the termination of the Merger Agreement in accordance with its terms. In addition, each Initial Investment Agreement provides for certain customary termination rights for both PNBK and each Initial Investor, such as if the Closing does not occur on or before November 14, 2022.

The foregoing description of the Initial Investment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Initial Investment Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

The terms and conditions of the Other Investment Agreements will be substantially the same as those described above with respect to the Initial Investment Agreements, except to the extent reasonably required to reflect the specific circumstances of the Additional Investors or their investments in the Company in a manner that is not material and adverse to any of the Initial Investors.

The representations, warranties and covenants of each party set forth in the Merger Agreement and the Initial Investment Agreements have been made only for purposes of, and were and are solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement and Initial Investment Agreements are included with this filing only to provide investors with information regarding the terms of the Merger Agreement and the Initial Investment Agreements, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of PNBK and American Challenger. Words such as “anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," “targets,” “designed,” "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PNBK’s and American Challenger’s current expectations and assumptions regarding PNBK’s and American Challenger’s businesses, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect PNBK’s and/or American Challenger’s future financial results and performance and could cause the actual results, performance or achievements of PNBK and American Challenger to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed transactions may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where PNBK does business, (2) disruption to the parties’ business activities as a result of the announcement and pendency of the proposed transactions and diversion of management’s attention from ongoing business activities and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement between PNBK and American Challenger, or the Investment Agreements between PNBK and the investors in the Capital Raise, (4) the risk that the integration of PNBK and American Challenger will be materially delayed or will be more costly or difficult than expected or that PNBK and American Challenger are otherwise unable to successfully integrate their companies, (5) the failure to obtain the necessary approvals of PNBK’s shareholders, (6) the outcome of any legal proceedings that may be instituted against PNBK and/or American Challenger, (7) the failure to obtain required governmental approvals or a delay in obtaining such approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transactions), (8) reputational risk and potential adverse reactions of PNBK’s and/or American Challenger’s customers, suppliers, employees or other business partners, as applicable, including those resulting from the announcement or completion of the proposed transactions, (9) the failure of any of the closing conditions in the Merger Agreement or Investment Agreements to be satisfied on a timely basis or at all, (10) delays in closing the proposed Merger or Capital Raise, (11) the possibility that the proposed Merger and Capital Raise may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by PNBK’s issuance of additional shares of its capital stock in connection with the proposed transactions, (13) general competitive, economic, political and market conditions, (14) other factors that may affect future results of PNBK, including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, and (15) the impact of the ongoing global COVID-19 pandemic on PNBK’s and/or American Challenger’s businesses, the ability to complete the proposed transactions and/or any of the other foregoing risks.

Except to the extent required by applicable law or regulation, each of PNBK and American Challenger disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included in this communication to reflect future events or developments. Further information regarding PNBK which could affect the forward-looking statements contained herein can be found in PNBK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission (“SEC”) and in the proxy statement related to the proposed transactions.

Additional Information and Where to Find It

In connection with the proposed Merger and Capital Raise, PNBK will file a proxy statement and other relevant documents with the SEC. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by PNBK at the SEC's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the PNBK by directing such request to PNBK at 900 Bedford Street, Stamford, CT, 06901 , Attention: Michael Carrazza, telephone: (203) 251-8230.

Participants in the Solicitation

PNBK and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Merger and Capital Raise. A list of the names of such directors and executive officers and information concerning such participants’ ownership of PNBK common stock is set forth in PNBK’s information statements and Annual Reports on Form 10-K, previously filed with the SEC. Additional information about the interests of those participants may be obtained from reading the proxy statement relating to the Merger and Capital Raise when it becomes available, or by directing a request to PNBK at 900 Bedford Street, Stamford, CT, 06901, Attention: Michael Carrazza, telephone: (203) 251-8230.

American Challenger and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from PNBK’s shareholders in connection with the Merger and Capital Raise. A list of the names of such directors and executive officers and information regarding their interests in the Merger will be contained in the proxy statement when available.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

2.1	*	Agreement and Plan of Merger, dated as of November 14, 2021, by and among Patriot National Bancorp, Inc., American Challenger Development Corp. and Next Special, Inc.

10.1	**

Investment Agreement, dated as of November 14, 2021, between Patriot National Bancorp, Inc., Patriot Bank, N.A and Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. and Oaktree Opportunities Fund XI Holdings (Delaware), L.P.

10.2	**

Investment Agreement, dated as of November 14, 2021, between Patriot National Bancorp, Inc., Patriot Bank, N.A and AG Credit Solutions Master Fund II A, L.P., AG Credit Solutions Non ECI Master Fund, L.P., AG Potomac Fund, L.P., AG Capital Solutions SMA One, L.P., AG Cataloochee, L.P., and AG Centre Street Partnership, L.P.

10.3	**	Investment Agreement, dated as of November 14, 2021, between Patriot National Bancorp, Inc. and Eagle Strait I LLC and Eagle Strait II LLC

104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. PNBK agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

** Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. PNBK agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: November 16, 2021	By:	/s/ Joseph D. Perillo
Joseph D. Perillo
Executive Vice President and Chief Financial Officer